Exhibit 32

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Deep Well Oil & Gas, Inc. (formerly Allied Devices Corporation), a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), David Roff, President, CEO, Chairman of the Board, sole Director and Chief Financial Officer of the Company, does each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 10, 2003

By: /s/  DAVID ROFF
    ---------------
    David Roff
    President, CEO, Chairman of the Board, Sole Director and CFO